As filed with the Securities and Exchange Commission on June 25, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CONCEPTUS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	94-3170244
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

331 East Evelyn Avenue

Mountain View, CA 94041
(650) 962-4000

(Address of Principal Executive Offices)

CONCEPTUS, INC.

2010 EQUITY INCENTIVE AWARD PLAN

CONCEPTUS, INC.

1995 EMPLOYEE STOCK PURCHASE PLAN

(Full Title of the Plan)

Julie A. Brooks
Executive Vice President, Legal Affairs and Compliance,
General Counsel and Secretary
Conceptus, Inc.
331 East Evelyn Avenue

Mountain View, CA 94041
(650) 962-4000

(Name and Address and Telephone Number,
Including Area Code, of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.003 per share	3,000,000		$16.79	$50,370,000	$3,591.38
Common Stock, par value $0.003 per share	200,000	(3)	$16.79	$3,358,000	$239.43
Preferred Share Purchase Rights(4)	N/A		N/A	N/A	N/A

(1)   This registration statement shall also cover any additional shares of common stock, par value $0.003 per share (the “Common Stock”) that become issuable under the Conceptus, Inc. 2010 Equity Incentive Award Plan (the “2010 Plan”) and the Conceptus, Inc. 1995 Employee Stock Purchase Plan, as amended (the “ESPP”), by reason of any stock dividend, stock split, recapitalization or similar transaction, effected without the Registrant’s receipt of consideration, which would increase the number of outstanding shares of Common Stock.

(2)   Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended, on the basis of the average of the high ($17.09) and low ($16.49) prices of the Common Stock as reported on the Nasdaq Global Market on June 22, 2010.

(3)   The ESPP authorizes the issuance of a maximum of 810,000 shares of Common Stock, of which 200,000 shares are being registered hereunder.

(4)   Preferred share purchase rights are attached to and trade with the common stock of Conceptus, Inc. The value attributable to such rights, if any, is reflected in the market price of the common stock.

REGISTRATION OF ADDITIONAL SECURITIES WITH RESPECT TO THE CONCEPTUS, INC. 1995 EMPLOYEE STOCK PURCHASE PLAN (AS AMENDED, THE “ESPP”)

By a registration statement on Form S-8 filed with the Commission on April 26, 1996, Registration No. 333-04186, as amended by Post-Effective Amendment No. 1 on Form S-8 POS, filed with the Commission on June 26, 1997 (collectively, the “First ESPP Registration Statement”), the Registrant registered 200,000 shares of its Common Stock issuable under the ESPP.  By a registration statement on Form S-8 filed with the Commission on June 29, 2004, Registration No. 333-116959 (the “Second ESPP Registration Statement”), the Registrant registered an additional 150,000 shares of its Common Stock issuable under the ESPP.  By a registration statement on Form S-8 filed with the Commission on August 31, 2006, Registration No. 333-137010 (the “Third ESPP Registration Statement”), the Registrant registered an additional 160,000 shares of Common Stock issuable under the ESPP.  By a registration statement on Form S-8 filed with the Commission on July 23, 2008, Registration No. 333-152180 (the “Fourth ESPP Registration Statement”), the Registrant registered an additional 150,000 shares of Common Stock issuable under the ESPP.  The Registrant is hereby registering an additional 200,000 shares of Common Stock issuable under the ESPP, none of which has been issued as of the date of this Registration Statement.  The contents of the First ESPP Registration Statement, the Second ESPP Registration Statement, the Third ESPP Registration Statement and the Fourth ESPP Registration Statement are incorporated by reference herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information called for in Part I of Form S-8 is not being filed with or included in this registration statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the Securities and Exchange Commission (the “Commission”).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Commission are incorporated herein by reference (excluding any portions of such documents that have been “furnished” but not “filed” for purposes of the Securities Exchange Act of 1934, as amended):

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009 (File No. 000-27596), filed with the Commission on March 15, 2010 (including information specifically incorporated by reference therein from the Registrant’s definitive proxy statement for its 2010 Annual Meeting, filed with the Commission on April 30, 2010);

(b) The Registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, filed with the Commission on May 7, 2010;

(c) The Registrant’s Current Reports on Form 8-K filed with the Commission on February 23, 2010, April 20, 2010, May 10, 2010, May 20, 2010, June 2, 2010, June 11, 2010 and June 16, 2010; and

(d) The description of the Common Stock contained in the Registrant’s registration statement on Form 8-A (File No. 000-27596), as amended, filed with the Commission on February 28, 1997.

In addition, all documents filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents.  Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities

Not applicable.

Item 5. Interests of Named Experts and Counsel

Not applicable.

Item 6. Indemnification of Directors and Officers

Section 145 of the General Corporation Law of the State of Delaware provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he or she is or is threatened to be made a party by reason of such position, if such person has acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his or her conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification may be made with respect to any matter as to which such person has been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

The Registrant’s certificate of incorporation provides that to the fullest extent permitted by the General Corporation Law of the State of Delaware, a director of the Registrant will not be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director.

The Registrant’s bylaws provide that the Registrant must indemnify each of its directors and officers against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

The Registrant’s bylaws provide that the Registrant must indemnify each of its employees and agents (other than directors and officers) against expenses (including attorneys’ fees), judgments, fines, settlements and other amounts actually and reasonably incurred in connection with any proceeding, arising by reason of the fact that such person is or was an agent of the Registrant.

Pursuant to its bylaws, the Registrant has the power to purchase and maintain a directors and officers liability policy to insure its officers and directors against certain liabilities.

The Registrant has entered into separate indemnification agreements with each of its directors and officers. These agreements require the Registrant, among other things, to indemnify such director or officer against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such individual in connection with any action, suit or proceeding arising out of such individual’s status or service as one of the Registrant’s directors or officers, provided that such individual acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the Registrant’s best interests and, in the case of a criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful, and to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Registrant.  Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed

Not applicable.

Item 8. Exhibits

See Index to Exhibits immediately following the signature page.

Item 9. Undertakings

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mountain View, State of California, on June 25, 2010.

Conceptus, Inc.

/S/ MARK M. SIEZCKAREK
Mark M. Sieczkarek, President and Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark M. Sieczkarek and Greg E. Lichtwardt, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature	Title	Date

/S/ MARK M. SIEZCKAREK	President, Chief Executive Officer and Director (Principal Executive Officer)	June 25, 2010
Mark M. Sieczkarek

/S/ GREGORY E. LICHTWARDT	Executive Vice President, Treasurer and Chief Financial Officer (Principal Financial and Accounting Officer)	June 25, 2010
Gregory E. Lichtwardt

/S/ JOHN L. BISHOP	Director	June 25, 2010
John L. Bishop

/S/ THOMAS F. BONADIO	Director	June 25, 2010
Thomas F. Bonadio

/S/ PAUL A. LAVIOLETTE	Director	June 25, 2010
Paul A. LaViolette

/S/ ROBERT V. TONI	Director	June 25, 2010
Robert V. Toni

/S/ KATHRYN A. TUNSTALL	Director	June 25, 2010
Kathryn A. Tunstall

/S/ PETER L. WILSON	Director	June 25, 2010
Peter L. Wilson

INDEX TO EXHIBITS

Exhibit Number	Document

5.1	Opinion of Latham & Watkins LLP.

10.1	Conceptus, Inc. 2010 Equity Incentive Award Plan.

10.2	Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on Form SB-2, as amended, Registration No. 33-99890-LA).

10.3	Amendment No. 1 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Registration Statement on S-8, Registration No. 333-116959).

10.4	Amendment No. 2 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 29, 2004).

10.5	Amendment No. 3 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 24, 2006).

10.6	Amendment No. 4 to Conceptus, Inc. 1995 Employee Stock Purchase Plan (incorporated by reference to the Definitive Proxy Statement on Schedule 14A filed on April 30, 2010).

10.7	Amendment No. 5 to Conceptus, Inc. 1995 Employee Stock Purchase Plan.

23.1	Consent of Independent Registered Public Accounting Firm.

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page hereto).